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                                                                   EXHIBIT 10.14

                      MANAGEMENT AND CONSULTING AGREEMENT
                      -----------------------------------

        This Management and Consulting Agreement ("Agreement") is made this 17 day of October, 1996, and is between Ryder TRS, Inc., a Delaware corporation ("Ryder TRS"), and Questor Management Company, a Delaware corporation ("Questor").

        A. Ryder TRS acquired certain stock and assets of Ryder Truck Rental, Inc., a Florida corporation ("RTR"), which purchase transaction was consummated on or about October 17, 1996 (the "Closing Date") to which transaction Questor devoted substantial consulting services and financial resources.

        B. Ryder TRS and Questor desire that Questor provide various consulting and management services to Ryder TRS beginning on and after the Closing Date.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ryder TRS and Questor agree as follows:

        1. Nature of Consulting
           --------------------

        Questor agrees to perform various consulting, management and advisory services on behalf of Ryder TRS with respect to all matters relating to or affecting Ryder TRS's business, at such reasonable times as Ryder TRS may request. Questor agrees to perform the following specific services upon request:
(a) provide strategic planning services, (b) meet with Ryder TRS's officers and/or managers regarding operations and productivity, (c) attend meetings with Ryder TRS's customers and with potential customers of Ryder TRS, (d) review financial aspects of Ryder TRS's business, including financial analysis, projections and budgeting, and (e) provide such other services from time to time as may be agreed to by Ryder TRS and Questor (the "Consulting Services").

        2. Location of Consulting
           ----------------------

        It is understood that Questor's services will be rendered largely at Southfield, Michigan, but that Questor will, on reasonable request, render such Consulting Services at such other places as mutually agreed upon by Ryder TRS and Questor.

        3. Management Fee
           --------------

        As compensation for the Consulting Services, Ryder TRS agrees to pay Questor a management fee ("Management Fee") in an aggregate amount equal to $70,833.33 for each calendar month (or,
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in the event of a partial month, in an aggregate amount for such month equal to the product of (A) $70,833.33 times (B) the product of (I) the number of days in such month during which this Agreement is in effect, divided by (II) 30). The Management Fee shall be paid monthly in advance on or before the first day of each month (with the first payment for the period beginning on the date hereof and ending on November 30, 1996 due on or before November 1, 1996). During the period in which the Loan Agreement is in effect, in the event (x) a Default or Event of Default (each as defined in the Loan Agreement) shall have occurred and be continuing or would result from the payment of the Management Fee, no more than 50% of the Management Fee may be paid to Questor in any such period (but such fee shall continue accrue) or (y) a Change of Control (as defined in the Loan Agreement) shall have occurred, no Management Fee may be paid to Questor (but such fee shall continue to accrue). Ryder TRS agrees to reimburse Questor for its costs and expenses incurred while performing the Consulting Services (including, but not limited to, travel, office equipment and hardware, fax and telephone calls, delivery fees and supplies). In the event the Management Fee is not paid with fifteen days after to the date such fee is due, any unpaid fees shall bear interest at an annual rate equal to the lesser of (i) the prime or stated rate from time to time of The Chase Manhattan Bank plus 4% per annum or
(ii) the maximum rate permitted by law.

        4. Term
           ----

        This Agreement shall continue for so long as Questor, any affiliate of Questor or any affiliate of a Questor affiliate continues to hold any shares of common stock of Ryder TRS.

        5. Status of Questor
           -----------------

        This contract calls for the performance of the services of Questor as an independent contractor, and Questor will not be considered an officer, employee, or agent of Ryder TRS for any purpose.

        6. Indemnification
           ---------------

        Ryder TRS shall and hereby agrees to indemnify, defend and save and hold harmless Questor and its affiliates, and their successors and assigns, employees, representatives, officers, directors and agents (collectively, "Representatives") from and against any and all liabilities or claims arising out of or in connection with Questor's performance of its duties and obligations hereunder other than those arising as a result of Questor's or its Representatives' willful misconduct or gross negligence. The provisions of this
Section 6 shall survive the termination of this Agreement.

                                      -2-
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        7. Arbitration
           -----------

        Any dispute or claim involving this Agreement shall be settled by arbitration in Detroit, Michigan under the rules of the American Arbitration Association. Any dispute or claim shall be deemed waived unless arbitration is demanded within 90 days of the occurrence giving rise to the dispute or claim. The arbitrator shall have no authority to change any provision of this Agreement; the arbitrator's sole authority shall be to interpret or apply the provisions of this Agreement. The decision of the arbitrator shall be final and binding and the exclusive remedy for any alleged breach of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

        8. Miscellaneous
           -------------

        (a) Entire Agreement. This Agreement contains the parties entire
            ----------------
agreement regarding Questor's rendering the Consulting Services to Ryder TRS and supersedes any prior oral or written understandings and agreements. The parties can modify it only by a writing signed by both Ryder TRS and Questor.

        (b) Assignment. This agreement is binding upon the successors and
            ----------
assigns of Ryder TRS and is not assignable by Questor without the prior written consent of Ryder TRS.

        (c) Governing Law. This Agreement shall be deemed a contract under and
            -------------
shall be governed and construed in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of law.

        (d) Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (e) Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall as to that jurisdiction, be ineffective to the extent such provision is invalid or unenforceable, without affecting in any way the remaining provisions of this Agreement.

        Definitions. As used herein, "Loan Agreement" shall mean the Loan Agreement, dated as of the date hereof, among Ryder TRS, the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and Citicorp, U.S.A., Inc., as Collateral Agent.

                                      -3-
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          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                        RYDER TRS, INC.


                                        By:  /s/  Robert Shields
                                           -----------------------

                                        Its: Senior Vice President
                                            ----------------------

                                        QUESTOR MANAGEMENT
                                        COMPANY


                                        By:  /s/  Robert Shields
                                           -----------------------

                                        Its: Managing Director
                                            ----------------------

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